Exhibit 99.1
Investor Presentation Dr. Carl Kukkonen, CEO www.viaspace.com

Safe Harbor Statement This presentation contains forward-looking statements, including those relating to future events or performance. These statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by such statements. In evaluating these statements, you should consider various important factors, including the risks outlined in VIASPACE's periodic filings with the U.S. Securities and Exchange Commission.

VIASPACE Overview VIASPACE (OTC BB: VSPC) works to transform proven space and defense technologies from NASA and the U.S. department of defense into innovative commercial products Fuel cell/energy Homeland & commercial security Patents and software licensed from Caltech, which manages Jet Propulsion Laboratory (JPL) for NASA Caltech is VIASPACE shareholder

Key VIASPACE Subsidiaries Direct Methanol Fuel Cell Corporation (DMFCC) Fuel cartridges for laptops, cell phones & portable electronic devices powered by fuel cells Cartridge is the consumable in the fuel cell business Fuel cartridges=razor blade Opportunity 69 million fuel cell powered devices in 2010 3 billion cartridges manufactured/sold in 2010 $2-5 retail price Source: Darnell 2003 modified. See supplemental slides for details

Key VIASPACE Subsidiaries Arroyo Sciences Software and embedded hardware products for security & defense Sensor Data Fusion Maritime security/containers Suicide bomber detection Building/facility security Opportunity 20,000 containers per day enter the US 15 million containers worldwide 74,000 local governments in US Does not include hospitals, retail or transportation centers All require security and are potential sensor data fusion customers Sources: U.S. Census 2002, SI partner

Company Background VIASPACE Technologies LLC founded in 1998 Commercialize Caltech/JPL technology OTC BB: VSPC Reverse merger June 22, 2005 Shares outstanding: Approx. 291.6M Founders shares restricted: 168.8M Other shares restricted: 68.8M Voluntary shares restricted: 24M Total shares restricted: 261.6M Public float: 30M Stock price $2.00 March 30, 2006 Market cap $583M 2006 daily volume (3 months) 119,506

Caltech NASA Jet Propulsion Laboratory The California Institute of Technology (Caltech) -Private university in Pasadena California -900 undergraduates -1,100 graduate students -280 faculty. Caltech faculty and alumni have received more than 30 Nobel Prizes. Jet Propulsion Laboratory (JPL) -NASA center managed by Caltech -Division of Caltech -JPL personnel are Caltech employees -budget ~$1.5 billion -workforce ~5,000 -world leader in space exploration and science and technology. Caltech has the right to inventions made at JPL

Dr. Carl Kukkonen CEO Biography

VIASPACE


FINAL
FRONTIER
THINK
SMALL



2005-present	VIASPACE Inc., Chief Executive Officer
1998-2005	ViaSpace Technologies LLC, CEO - Founded and led 8 startup companies
1984-1998	Jet Propulsion Laboratory Director, Center for Space
Microelectronics,	and Manager of
Supercomputing	
	- Led staff of 250 with annual budget of $70M - On review boards of 14 leading universities
1977-1984	Ford Motor Company Principal Research Scientist and Engineer - Ford's expert on hydrogen as an alternative motor fuel - Led team to develop new diesel engine
1975-1977	Purdue University Postdoctoral Research Fellow
1975	Cornell University PhD, Physics

8

Fuel Cells-Background Fuel cell combines hydrogen and oxygen electrochemically to make water and electricity without burning-high-efficiency Fuel cells use hydrogen which is a gas and compressed hydrogen requires a large tank Direct methanol fuel cells (DMFC) invented at NASA/JPL Uses the hydrogen atoms in methanol (CH3OH) Methanol (wood alcohol) is inexpensive liquid fuel with smaller tank compared to compressed hydrogen suitable for portable electronics Size of hydrogen tank compared to methanol

Micro Fuel Cells An alternative to lithium ion batteries to power laptop computers, cell phones, portable electronics & mobile devices Advantages A single fuel cartridge lasts two to three times longer than lithium ion battery Instant, cord-free "recharge"- just replace inexpensive disposable cartridge Indefinite operating time through hot swapping of cartridges Freedom from the grid

DMFC Markets 1W 30kW 500W 50W 1kW 10kW DMFC Product Applicability

Lithium-Ion Battery Micro Fuel Cell and Cartridge Replace Battery Fuel Cell Built into laptop Disposable Fuel Cartridge Retail Price $3 --Direct methanol fuel cell provides 2-3x longer operating time on a single cartridge versus lithium ion battery --Instantaneous recharging by replacing cartridge VIASPACE is in the Cartridge Business

DMFC Market Drivers Direct methanol fuel cells are the future industry choice for portable applications Major DMFC efforts in Japan & Korea Top electronics firms have in-house DMFC efforts Hundreds of millions of dollars invested Crucial regulatory progress-International Civil Aviation Organization (ICAO) Dangerous Goods Panel voted to allow DMFCs on airplanes in 2007 OEMs aggressively moving to market Initial products expected in 2007 Volume expected in 2008+

OEMs Demonstrating DMFC Applications Toshiba Hitachi NEC Samsung Sanyo/Lenovo NTT

DMFC Invented by Caltech/JPL 62 56 Total 33 13 Rest of world 0 6 Korea 13 1 Japan 16 36 U.S. Pending Patents Issued Patents VIASPACE has license rights to these patents

Core Issue/ Business Model Major companies are demonstrating DMFC prototypes that may infringe the Caltech patents VIASPACE subsidiary, DMFCC, can provide patent protection to OEMs through its Caltech licenses including the "have made" and "import" rights VIASPACE is willing to work with DMFC manufacturers and OEMs to provide them with IP protection Rather than charging an upfront fee and fees based on sales, VIASPACE will encourage OEMs to use a fuel cartridge produced and distributed by VIASPACE and its cartridge partners

VIASPACE/DMFCC Fuel Cartridge for Laptop Cartridge is the consumable: fuel cell=razor, cartridge=razor blade

Micro Fuel Cell/Cartridge Strategy Overview DMFCC is a" fabless" cartridge company Focused expertise in cartridge design and safety certification Partnered with outsourced cartridge manufacturers that are already trusted suppliers to OEMs Partner with companies with established distribution channels to get cartridges to the retail market Utilize partner brands Provide fuel cell manufacturers/OEMs with needed patent protection on fuel cell products as incentive to adopt DMFCC cartridge Additional incentives Develop a custom cartridge with manufacturer/OEM Share cartridge profits with manufacturer/OEM

Korean Cartridge Partners SMC supplies lithium ion batteries to LG and other OEMs. SMC manufactures fuel cartridges for DMFCC and plays an important role in Business development and sales in Korea Elentec supplies lithium ion batteries to Samsung and other OEMs. Elentec manufactures fuel cartridges for DMFCC and plays an important role in business development and sales in Korea

Laptop Cartridge Profit Expected to Be Larger Than Fuel Cell Profit $16.00 Profit $80.00 Sale Price Fuel Cell $57.60 Net x 72 $ 0.80 Net profit $ 0.20 Op exp $ 1.00 Gross margin $ 0.50 COGS $ 1.50 Wholesale Revenue $ 3.00 Retail price Cartridge Assumes 3 year life of fuel cell laptop and use of only two cartridges/ mo for a total of 72 over the life of the laptop. Could be 2x larger Over 3 year laptop life, cartridge profit could be 3.6 times larger than the profit on fuel cell. Financial figures are targets and examples only. Actual prices and profits can only be determined when products are ready for sale

Intellectual Property Summary DMFCC offers fuel cell manufacturers/OEMs an opportunity to get needed IP protection for their fuel cells now With the ability to terminate the agreement, if the IP protection is not needed or if manufacturer/OEM obtains it from another source Note: IP might also be obtained from two other sources With IP protection, a fuel cell manufacturer/OEM can sell its fuel cell products, fuel cells and fuel cartridges worldwide Fuel cells can be sold to other OEMs -- a large market DMFCC cartridges can become the world standard Fuel cell manufacturer/OEM can be DMFCC's partner in the cartridge business

Micro Fuel Cell/Cartridge Summary Cartridge business has great potential DMFCC has competitive advantages Highest quality cartridges Meet difficult IEC safety standards Manufactured by a company already in OEM supply chain DMFCC will share cartridge profits with OEM DMFCC will provide needed IP protection for fuel cell powered devices Caltech is shareholder DMFCC operations in Tokyo and Seoul

Fuel Cell Expo 2006

Arroyo Sciences Software enabled company leveraging IP licensed from Caltech Focused on Inference/Sensor Data Fusion INFERENCE ENGINE: a software tool that allows a computer to emulate the human capability to arrive at a conclusion by reasoning SENSOR DATA FUSION takes the inputs of several sensors together with inference to reach a conclusion Eg. Inspect this container Products based on reusable platform Homeland & commercial security and defense markets

Homeland Security Applications Risk Assessment / Decision Support Maritime & port security Coastal Surveillance Automated Analysis of Air & Sea cargo Tracking RFID Personnel Tracking First Responders Tracking Detection Systems Suicide Bomber & IED Detection Container & Cargo Screening Landmine Detection SENSOR DATA FUSION PLATFORM

SHINE Inference Engine SHINE is a reusable inference engine for the monitoring, analysis and diagnosis of real-time and non-real-time systems Core for sensor fusion When deployed, SHINE's execution speed has been demonstrated to be several orders of magnitude faster than conventional inference methods SHINE executable size is extremely small and easily fits in systems with limited memory and processor resources Microprocessor, microcontroller, embedded Used by NASA/JPL

Maritime Security Value Proposition 20,000 containers per day move through US ports Only 2% are inspected Inspection of all containers would halt commerce today Government program seeks to instrument containers with multiple sensors to help identify which containers to inspect Advanced Container Security Device Program Sensor data fusion needed False alarms are a critical issue A false positive causes a container to be unnecessarily inspected which is very costly A false negative can let a terrorist bomb go through uninspected Arroyo technology is expected to minimize false alarms

Container Security Container Breach Over Temperature Event Presence of a Living Being High Shock Event Door Intrusion SENSOR DATA FUSION NEEDED ANAYLIZE SOUND, CHEMICAL AND VIBRATION SENSORS Extruded Aluminum Housing Sensor Compartment Electronics Compartment Power Compartment Power Distribution Card Door Sensor Housing Handheld Communications Device SHINE embedded in solution architecture for breach detection based on sensor data.

Arroyo Strategy Market Approach Product Development Business Development Partner with leading OEMs & prime contractors to leverage customers, channels and manufacturing One common software foundation for all products Gain trust of OEMs and prime contractors. Help them win business

VIASPACE Management and Board Dr. Carl Kukkonen, CEO, formerly Research Director at the Jet Propulsion Laboratory Amjad Abdallat, COO, former HP business development and marketing Steve Muzi, CFO, formerly Controller Southwest Water, a NASDAQ company Joel Balbien, Managing Member, Smart Technology Ventures Aaron Levy, CEO Etech Ventures, former president of two NASDAQ companies Sandeep Gulati, Chief Scientific Officer, ViaLogy Corp. John Hatsopoulos, CEO, American Distributed Generation, Cofounder, Former President and CFO, Thermo Electron General Wesley Clark, investment banker, businessman, author, and Retired NATO Supreme Commander Europe

VIASPACE Highlights Technology and expertise in critical energy and defense markets Addressing potential billion-dollar markets Leveraging prior government research & development investment Compelling strategy of leveraging OEMs for market growth Proprietary rights to intellectual property Experienced management and board

Supplemental Slides

P&L Performance * Less than $0.01

Balance Sheet

Comparable Company Analysis

The Micro Fuel Cell and Cartridge Markets Cartridge use assumptions Two per month for three year life of device-72 over lifetime of electronic device Note: laptop uses electricity when plugged into wall Therefore in 2010 cartridges are sold for devices sold in 2010, 2009 & 2008 Yields a world-wide retail cartridge market estimate of $1.4B-$9B for 2010 F&S lower number, Darnell higher Estimated Worldwide Micro Fuel Cell Sales in 2010 (Units) Sources: Fuel Cell Today, September 2005 Frost & Sullivan, US Micro fuel cell market for mobile devices, July 6, 2002 Darnell, Fuel Cells for portable power: market manufacture and cost, Jan 13, 2003 See supplemental slides for backup material 69 million Modified conservative USFCC/Darnell 26 million Bottom up internal estimate 10.2 million Revised Frost and Sullivan

Micro Fuel Cell Worldwide Market Projections Methodology 2010 bottom-up estimate 104 million laptops sold-Computer Industry Almanac Inc. June 20, 2005 press release 10% fuel cell powered (internal estimate)=10.4 million 1.1 billion cell phones sold-Gartner, Inc. press release July 20, 2005 1% fuel cell powered (internal estimate)=11 million PDAs, cameras, other portable electronics (internal estimate)=5 million Total fuel cell powered portable electronics=26.4 million units 2010 modified Frost and Sullivan=10.2M Frost & Sullivan, US Micro fuel cell market for mobile devices, July 6, 2002. Base year advanced to 2006-i.e. 2008 becomes 2010. US is 40% of worldwide 2010 modified Darnell (conservative)=69M Fuel Cells for Portable Power, US Fuel Cell Council, Darnell Group Inc. January 13, 2003. Three years added to projection-i.e. 2008 becomes 2010 2010 0.46-3 billion cartridges sold Two cartridges per month (internal minimum estimate) for three-year life of device. Cartridge retail price $3.00 $1.4-9 B retail cartridge market in 2010

Micro Fuel Cell Market Projections-Supporting Data Because this report was done in 2003 and regulatory approval was delayed by two years, we shift the data by two years i.e. 2008 becomes 2010.

Micro Fuel Cell Market Projections-Supporting Data Frost and Sullivan July 2002 US is assumed to be 40% of world market. Because study was done in 2002, data is shifted by two years-i.e. 2008 becomes 2010

Sensor Data Fusion Developed for missile defense --Star Wars Enemy missiles could deploy decoys to confuse interceptors Radar could not discriminate target from decoys Additional sensors and information needed Visible, infrared, knowledge about targets and decoys- mass, temperature, heat capacity Sensor data fusion software developed to combine data from several sensors with other information to decide which was the target Hundreds of millions of dollars invested Now commercial and homeland security markets

Sensor Application Platform Sensor Interface / Fusion Real-Time Inference/Policy Engine Knowledge Base Sensor Fusion engine provides sensor specific data analysis and sends input to real-time policy engine Inference or policy engine interprets sensor data based on application and domain specific rules and logic - sends Actions, Alerts to management console. End user manages application from management console with visibility into sensor Events and other critical information (external inputs, GIS data, etc.) Management - Decision Support console Smart sensors provide input data from multiple sources ARROYO PRODUCT Arroyo software product provides sensor data fusion engine with easy interface to customer sensors and customer rules